Exhibit 99.1

News Release

United Airlines Worldwide Media Relations 872.825.8640 media.relations@united.com

United Reports November 2016

Operational Performance

CHICAGO, Dec. 8, 2016 – United Airlines (UAL) today reported November 2016 operational results.

UAL’s November 2016 consolidated traffic (revenue passenger miles) increased 1.7 percent and consolidated capacity (available seat miles) increased 1.6 percent versus November 2015. UAL’s November 2016 consolidated load factor increased 0.1 points compared to November 2015.

For the month of November, UAL had the fewest cancelations of any month in the company’s history. Additionally, during the Thanksgiving travel period, the company had its best consolidated Thanksgiving on-time arrival performance in its history.

The company now expects fourth-quarter 2016 consolidated passenger unit revenue to decline 3.0 to 4.0 percent compared to the fourth quarter of 2015. The improvement from prior guidance is due to stronger than expected bookings during the second half of the quarter.

On Dec. 5, 2016, UAL technicians and related employees ratified a new contract. The impact from this newly ratified agreement is expected to increase fourth-quarter 2016 consolidated unit cost per available seat mile (CASM) excluding fuel, profit sharing and third-party expenses by approximately 0.5 points. Despite this additional expense in the quarter, the company now expects fourth-quarter 2016 CASM excluding fuel, profit sharing and third-party expenses to increase 4.0 to 4.5 percent compared to the fourth quarter of 2015. The revised guidance is better than original expectations due to certain benefits-related expenses expected to end the year lower than initially anticipated.

The company now expects fourth-quarter 2016 pre-tax margin to be between 7.5 and 8.5 percent.

About United

United Airlines and United Express operate more than 4,500 flights a day to 339 airports across five continents. In 2015, United and United Express operated more than 1.5 million flights carrying more than 140 million customers. United is proud to have the world’s most comprehensive route network, including U.S. mainland hubs in Chicago, Denver, Houston, Los Angeles, New

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United Reports November 2016 Operational Performance / Page 2

York/Newark, San Francisco and Washington, D.C. United operates more than 720 mainline aircraft, and this year, the airline anticipates taking delivery of 21 new Boeing aircraft, including 737NGs, 787s and 777s, as well as six used Airbus A319 aircraft. The airline is a founding member of Star Alliance, which provides service to 192 countries via 28 member airlines. For more information, visit united.com, follow @United on Twitter or connect on Facebook. The common stock of United’s parent, United Continental Holdings, Inc., is traded on the NYSE under the symbol UAL.

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United Reports November 2016 Operational Performance / Page 3

Preliminary Operational Results

	November				Year-to-Date
	2016	2015	Change		2016	2015	Change
REVENUE PASSENGER MILES (000)
Domestic	7,705,031	7,384,209	4.3%		87,442,280	85,546,631	2.2%

International	6,549,299	6,509,378	0.6%		83,091,596	82,983,255	0.1%
Atlantic	2,334,085	2,514,666	(7.2%)		33,378,022	34,905,231	(4.4%)
Pacific	2,738,444	2,482,079	10.3%		31,160,166	30,553,262	2.0%
Latin	1,476,770	1,512,633	(2.4%)		18,553,408	17,524,762	5.9%

Mainline	14,254,330	13,893,587	2.6%		170,533,876	168,529,886	1.2%
Regional	1,935,226	2,030,212	(4.7%)		22,179,558	22,932,447	(3.3%)
Consolidated	16,189,556	15,923,799	1.7%		192,713,434	191,462,333	0.7%

AVAILABLE SEAT MILES (000)
Domestic	9,024,065	8,636,962	4.5%		101,983,163	99,069,999	2.9%

International	8,461,879	8,401,493	0.7%		103,850,854	102,698,283	1.1%
Atlantic	3,131,075	3,296,019	(5.0%)		43,910,263	43,853,497	0.1%
Pacific	3,554,585	3,215,479	10.5%		37,916,995	37,471,717	1.2%
Latin	1,776,219	1,889,995	(6.0%)		22,023,596	21,373,069	3.0%

Mainline	17,485,944	17,038,455	2.6%		205,834,017	201,768,282	2.0%
Regional	2,313,848	2,457,581	(5.8%)		26,573,911	27,580,369	(3.6%)
Consolidated	19,799,792	19,496,036	1.6%		232,407,928	229,348,651	1.3%

PASSENGER LOAD FACTOR
Domestic	85.4%	85.5%	(0.1	) pts	85.7%	86.3%	(0.6	) pts

International	77.4%	77.5%	(0.1	) pts	80.0%	80.8%	(0.8	) pts
Atlantic	74.5%	76.3%	(1.8	) pts	76.0%	79.6%	(3.6	) pts
Pacific	77.0%	77.2%	(0.2	) pts	82.2%	81.5%	0.7	pts
Latin	83.1%	80.0%	3.1	pts	84.2%	82.0%	2.2	pts

Mainline	81.5%	81.5%	0.0	pts	82.9%	83.5%	(0.6	) pts
Regional	83.6%	82.6%	1.0	pt	83.5%	83.1%	0.4	pts
Consolidated	81.8%	81.7%	0.1	pts	82.9%	83.5%	(0.6	) pts

ONBOARD PASSENGERS (000)
Mainline	8,222	7,729	6.4%		92,468	88,241	4.8%
Regional	3,401	3,598	(5.5%)		38,794	40,525	(4.3%)
Consolidated	11,623	11,327	2.6%		131,262	128,766	1.9%

CARGO REVENUE TON MILES (000)
Total	256,982	222,478	15.5%		2,546,641	2,390,217	6.5%

Note: See Part II, Item 6 Selected Financial Data of the company’s Annual Report on Form 10-K for the year ended December 31, 2015 for the definition of these statistics

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United Reports November 2016 Operational Performance / Page 4

Fourth Quarter Preliminary Fuel Costs Per Gallon

Estimated average price per gallon of fuel, including operating cash-settled hedges[1]	$1.58 - $1.63
Operating cash-settled hedge loss price per gallon	($0.02)
Estimated average price per gallon of fuel, excluding hedges	$1.56 - $1.61

Estimated average price per gallon of fuel, including operating cash-settled hedges[1]	$1.58 - $1.63
Non-operating cash-settled hedge loss price per gallon[2]	$0.00
Estimated average price per gallon of fuel, including all cash-settled hedges[3]	$1.58 - $1.63

[1]	This price per gallon corresponds to fuel expense in UAL’s income statement
[2]	This price per gallon corresponds to the impact of non-operating hedges that appear in non-operating expense in the income statement
[3]	This price per gallon corresponds to the total economic cost of the company’s fuel consumption including all cash-settled hedges but does not directly correspond to fuel expense in UAL’s income statement

Preliminary Operational Results

	2016	2015	Change
November On-Time Performance[4]	71.4%	64.9%	6.5 pts
November Completion Factor[5]	99.2%	98.2%	1.0 pt

[4]	Based on consolidated scheduled flights arriving on or before scheduled arrival time
[5]	Consolidated completion percentage

GAAP to Non-GAAP Reconciliations

UAL evaluates its financial performance utilizing various accounting principles generally accepted in the United States of America (GAAP) and Non-GAAP financial measures, including cost per available seat mile (CASM), among others. CASM is a common metric used in the airline industry to measure an airline’s cost structure and efficiency. Non-GAAP financial measures are presented because they provide management and investors the ability to measure and monitor UAL’s performance on a consistent basis. Pursuant to SEC Regulation G, UAL has included the following reconciliation of reported Non-GAAP financial measures to comparable financial measures reported on a GAAP basis. UAL reports CASM excluding profit sharing, third-party business expenses, fuel and special charges. UAL believes excluding profit sharing allows investors to better understand and analyze our recurring cost performance and provides a more meaningful comparison of our core operating costs to the airline industry. UAL believes that adjusting for special charges is useful to investors because they are non-recurring charges not indicative of UAL’s ongoing performance. UAL also believes that excluding third-party business expenses, such as maintenance, ground handling and catering services for third parties, fuel sales and non-air mileage redemptions, provides more meaningful disclosure because these expenses are not directly related to UAL’s core business. UAL believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence.

Year-over-Year Higher/(Lower) (in percentage change)	Estimated 4Q 2016
Consolidated CASM Excluding Special Charges (a)	0.3	-	2.0%
Less: Profit Sharing Expense	(1.2)	-	(0.6)
Consolidated CASM Excluding Profit Sharing & Special Charges	1.5	-	2.6
Less: Third-Party Business Expense	(0.1)	-	(0.1)

Consolidated CASM Excluding Profit Sharing, Third-Party Business Expenses & Special Charges	1.6	-	2.7
Less: Fuel Expense (b)	(2.4)	-	(1.8)

Consolidated CASM Excluding Fuel, Profit Sharing, Third-Party Business Expense, & Special Charges	4.0	-	4.5%

(a)	Excludes special charges, such as the impact of certain primarily non-cash impairment, severance and other similar accounting charges. While the company anticipates that it will record such special charges throughout the year, at this time the company is unable to provide an estimate of these charges with reasonable certainty.
(b)	Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond the company’s control.

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United Reports November 2016 Operational Performance / Page 5

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this investor update are forward-looking and thus reflect our current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to our operations and business environment that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Words such as “expects,” “will,” “plans,” “anticipates,” “indicates,” “believes,” “forecast,” “guidance,” “outlook” and similar expressions are intended to identify forward-looking statements. Additionally, forward-looking statements include statements that do not relate solely to historical facts, such as statements which identify uncertainties or trends, discuss the possible future effects of current known trends or uncertainties or which indicate that the future effects of known trends or uncertainties cannot be predicted, guaranteed or assured. All forward-looking statements in this investor update are based upon information available to us on the date of this investor update. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events, changed circumstances or otherwise, except as required by applicable law. Our actual results could differ materially from these forward-looking statements due to numerous factors including, without limitation, the following: our ability to comply with the terms of our various financing arrangements; the costs and availability of financing; our ability to maintain adequate liquidity; our ability to execute our operational plans and revenue-generating initiatives, including optimizing our revenue; our ability to control our costs, including realizing benefits from our resource optimization efforts, revenue-generating initiatives, cost reduction initiatives and fleet replacement programs; our ability to utilize our net operating losses; our ability to attract and retain customers; demand for transportation in the markets in which we operate; an outbreak of a disease that affects travel demand or travel behavior; demand for travel and the impact that global economic conditions have on customer travel patterns; excessive taxation and the inability to offset future taxable income; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices, costs of aircraft fuel and energy refining capacity in relevant markets); economic and political instability and other risks of doing business globally; our ability to cost-effectively hedge against increases in the price of aircraft fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the effects of any hostilities, act of war or terrorist attack; the ability of other air carriers with whom we have alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; disruptions to our regional network; the costs and availability of aviation and other insurance; industry consolidation or changes in airline alliances; competitive pressures on pricing and on demand; our capacity decisions and the capacity decisions of our competitors; U.S. or foreign governmental legislation, regulation and other actions (including open skies agreements and environmental regulations); the impact of regulatory, investigative and legal proceedings and legal compliance risks; the impact of any management changes; labor costs; our ability to maintain satisfactory labor relations and the results of the collective bargaining agreement process with our union groups; any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth under Part I, Item 1A., “Risk Factors,” of UAL’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, as well as other risks and uncertainties set forth from time to time in the reports we file with the U.S. Securities and Exchange Commission.

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